Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-10 of Hydrogenics Corporation (this Registration Statement) of our report dated March 6, 2014 relating to the financial statements which appear in Hydrogenics Corporation’s Annual Report on Form 40-F for the year ended December 31, 2013.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants, Licensed Public Accountants
Toronto, Ontario, Canada
April 8, 2014